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                                                                     EXHIBIT 5.1
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               [Letterhead of Rite Aid Corporation Appears Here]


                               February 3, 1997


Rite Aid Corporation
30 Hunter Lane
Camp Hill, PA  17011

    Re:  REGISTRATION OF 9,344,571 SHARES OF COMMON STOCK,
         PAR VALUE $1.00 PER SHARE, OF RITE AID CORPORATION

Ladies and Gentlemen:

    I am the Senior Vice President and Assistant Chief Legal Counsel of Rite Aid Corporation, a Delaware corporation (the "Company"), and have acted as counsel to the Company in connection with the offering by certain stockholders of the Company (the "Selling Stockholders") of up to 9,344,571 shares (the "Shares") of Common Stock, par value $1.00 per share (the "Common Stock") of the Company.

    I have examined such documents, records, and matters of law as I have deemed necessary for purposes of this opinion. Based on such examination and on the assumptions set forth below, I am of the opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.

    In rendering the foregoing opinion, I have relied as to certain factual matters upon certificates of officers of the Company and public officials, and I have not independently checked or verified the accuracy of the statements contained therein. In addition, my examination of matters of law has been limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, in each case as in effect on the date hereof.

    I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company to effect registration of the Shares under the Securities Act of 1933, as amended, and to the reference to me under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.


                                 Very truly yours,


                                 /s/ Elliot S. Gerson
                                 Elliot S. Gerson, Esq.
                                 Senior Vice President and
                                 Assistant Chief Legal Counsel